UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022 (February 2, 2022)

US Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1148 E 222nd St Euclid, Ohio	44117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022 the Board of Directors of US Lighting Group, Inc. (the “Corporation”) increased the size of the Board of Directors of the Corporation by one member, and named Patricia Salaciak as the third director of the Corporation to serve until the next election of directors at a meeting of the shareholders of the Corporation or until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. The Corporation has no written compensation agreement with Mrs. Salaciak. Patricia Salaciak has served as the Marketing Director of the Corporation since April 2019. Mrs. Salaciak has over 16 years in Marketing Communications with a refractory metals solutions and manufacturing company. Mrs. Salaciak holds an Associate Degree in Applied Business and an Associate Degree in Graphic Design from Lakeland Community College in Kirtland, Ohio. She attended Lake Erie College in Painesville, Ohio majoring in Business and Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

US Lighting Group, Inc.

Date: February 3, 2022	By:	/s/ Anthony Corpora
Anthony Corpora
Chief Executive Officer

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